Exhibit 99.1

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas77096
713.644.8182

FOR RELEASE – May 13 – 7:00 am (EST)

AETI Reports 1st Quarter 2014 Results, Provides Update on Strategic Initiatives

•	Continued growth in core technical products and services business offset by weakness in AAT and E&I segments

•	Beaumont manufacturing facility expansion complete

•	Chinese JV BOMAY reports strong Q1 profitability

•	AETI partners with one of world’s largest global electrical distribution firms for Singapore Joint Venture

•	AETI makes strategic move toward direct operations in Brazil

HOUSTON, May 13, 2014 - American Electric Technologies, Inc. (NASDAQ: AETI), a leading supplier of power delivery solutions for the global energy industry, today announced its first quarter 2014 financial results and an update on its strategic initiatives.

For the first quarter, AETI reported consolidated revenue of $17.4 million, up 21% from Q1 2013, but down 4% from the $18.1 million record revenue in Q4 of 2013.

Gross margins for the quarter were 15%, down from 21% in Q1 of 2013 and down from 20% in Q4 of 2013.

Operating income from domestic operations for the quarter was $0.2 million, down 62% versus the $0.6 million in Q1 2013 and down 67% versus $0.7 million in Q4 2013.

“Although our year-over-year revenue growth was strong, we experienced cost overruns on several projects which negatively impacted our gross margins for the quarter.” said Charles Dauber, AETI president and chief executive officer. “We have taken the necessary steps to improve our management of project costs and expect to see improved margins later in the year.”

The Company’s Beaumont manufacturing plant expansion is substantially complete and will be utilized during Q2 to build projects for new break-in wins at several leading oil & gas customers.

Dauber continued: “Our newly expanded manufacturing facility along with the actions we are taking to manage our project costs should enable us to better execute on larger, more complex projects in our key energy markets.”

The Company announced it has initiated a strategic review of the American Access Technologies (AAT) segment, which it expects to complete in Q2. The company also announced that AAT President Tim Adams has resigned from the Company due to health reasons.

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas77096
713.644.8182

The Company’s international joint ventures reported combined revenues of $21.2 million for the quarter, a 47% decrease versus Q1 2013 but up $15.7 million from Q4 2013. The decrease in year over year revenues was primarily due to lower overall activity levels in China with China National Petroleum Corporation (CNPC) and fewer large construction projects in Brazil.

AETI’s Q1 equity income in its foreign joint ventures, net of management expenses was $0.4 million, down $1.0 million from Q1 2013’s record profitability, but up $0.5 million from Q4 2013 as the Company’s Chinese joint venture, BOMAY, returned to profitability.

To capitalize on the long-term opportunities in Brazil, the Company notified its Brazil joint venture partner on April 15th that the Company was formally withdrawing from the joint venture. The Company is forming a wholly owned operating subsidiary in Brazil which is expected to be operational in the second half of 2014.

Dauber added: “We were pleased to see BOMAY return to profitability during Q1 as its new production budgets have been established. Our outlook for BOMAY forecasts slightly slower activity levels than 2013, and we expect BOMAY to return to 2011 revenue and profitability levels. We are excited about the structural changes we are making in Brazil as well as the opportunities to grow in Singapore with our new JV partner, Sonepar, a global electrical distribution firm with a presence in 36 countries. We think these strategic moves will generate long-term value for the Company and our shareholders.”

Net income attributable to common shareholders for the quarter was $0.5 million or $0.06 per share down $0.12 from Q1 of 2013 and down $0.01 from Q4. For the quarter ended March 31, 2014, the Company reported Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $0.8 million, a 62% decline over the same period in 2013 and essentially unchanged from Q4. The decline in year-over-year EBITDA is primarily attributable to reduced equity income from the Company’s international joint ventures. The Company ended the quarter with $19.6 million of backlog.

Dauber concluded “Although earlier in Q1, the Company saw a reduction in midstream oil & gas bidding and booking levels which resulted in a reduction to our backlog, we began to see a strong increase in our bookings starting in March in several of our key energy markets and remain optimistic about our markets for the remainder of 2014.”

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Conference Call

AETI will conduct a conference call at 10:00am EST on Tuesday, May 13, 2014, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 866-952-1908, pass code 294784, in the United States and Canada. International callers should dial 785-424-1827, pass code 294784.

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas77096
713.644.8182

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Fla. and Bay St. Louis, Miss. In addition, AETI has minority interests in three joint ventures, which have facilities located in Xian, China, Singapore and Macae, Brazil. AETI's SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future demand for our products, international expansion, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 28, 2014. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas77096
713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Business Segments (in thousands and percentages are calculated on segment sales and total sales) Unaudited

	Three Months Ended				Three Months Ended
	March 31,		March 31,		March 31,		December 31,
	2014		2013		2014		2013
Revenue:
Technical Products and Services	$14,086		$10,480		$14,086		$13,543
Electrical and Instrumentation Construction	1,762		2,528		1,762		2,954
American Access Technologies	1,552		1,422		1,552		1,649

	$17,400		$14,430		$17,400		$18,146

Gross profit:
Technical Products and Services	$2,130	15%	$1,857	18%	$2,130	15%	$2,954	22%
Electrical and Instrumentation Construction	305	17%	908	36%	305	17%	600	20%
American Access Technologies	137	9%	215	15%	137	9%	18	1%

	$2,572	15%	$2,980	21%	$2,572	15%	$3,572	20%

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations:
Technical Products and Services	$2,027	14%	$1,554	15%	$2,027	14%	$2,689	20%
Electrical and Instrumentation Construction	305	17%	908	36%	305	17%	600	20%
American Access Technologies	(268)	-17%	(75)	-5%	(268)	-17%	(362)	-22%
Corporate and other unallocated expenses	(1,834)		(1,785)		(1,834)		(2,231)

Income (loss) from domestic operations	230	1%	602	4%	230	1%	696	4%

Equity income from BOMAY	548		1,001		548		(57)
Equity income (loss) from MIEFE	(36)		20		(36)		(31)
Equity income from AAG	(38)		437		(38)		(28)
Foreign operations expenses	(112)		(51)		(112)		(63)

Net equity income from foreign joint ventures' operations	362		1,407		362		(179)

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations	592	3%	2,009	14%	592	3%	517	3%
Interest expense and other, net	(12)		(16)		(12)		129

Total other income (expense)	(12)		(16)		(12)		129

Income (loss) before income taxes	580		1,993		580		646
Provision for income taxes	—		255		—		(32)

Net income (loss) before redeemable preferred stock	580		1,738		580		678
Dividends on redeemable preferred stock	(86)		(85)		(86)		(86)

Net income (loss) attributable to common stockholders	$494	3%	$1,653	11%	$494	3%	$592	3%

Earnings (loss) per common share: Basic	$0.06		$0.21		$0.06		$0.07

Diluted	$0.06		$0.18		$0.06		$0.07

Weighted-average number of common shares outstanding:
Basic	8,053,497		7,949,571		8,053,497		8,006,265

Diluted	8,625,258		9,383,378		8,625,258		9,537,868

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas77096
713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,725	$4,148
Accounts receivable-trade, net of allowance of $342 and $288 at March 31, 2014 and December 31, 2013, respectively	12,932	11,480
Inventories, net	6,093	5,216
Costs and estimated earnings in excess of billings on uncompleted contracts	5,204	5,312
Prepaid expenses and other current assets	532	439

Total current assets	26,486	26,595
Property, plant and equipment, net	7,501	6,040
Investments in foreign joint ventures	12,825	13,033
Other assets	136	168

Total assets	$46,948	$45,836

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,960	$5,850
Accrued payroll and benefits	1,179	1,911
Other accrued expenses	229	411
Billings in excess of costs and estimated earnings on uncompleted contracts	1,508	3,021
Short-term notes payable	70	120

Total current liabilities	10,946	11,313
Notes payable	1,500	500
Deferred compensation	230	211
Deferred income taxes	3,592	3,541

Total liabilities	16,268	15,565

Convertible preferred stock
Redeemable convertible preferred stock, series A, net of discount of $753 and $764 at March 31, 2014 and December 31,2013, respectively; $.001 par value, shares issued and outstanding 1,000,000 March 31, 2014, and December 31, 2013	4,247	4,236

Common stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 8,176,083 and 8,008,759 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	8	8
Additional paid-in capital	10,767	10,494
Treasury stock; at cost (108,976 shares at March 31, 2014 and 49,863 shares at December 31, 2013).	(704)	(238)
Accumulated other comprehensive income	1,080	983
Retained earnings; including accumulated statutory reserves in equity method investments of $1,857 at March 31, 2014 and December 31, 2013, respectively	15,282	14,788

Total common stockholders’ equity	26,433	26,035

Total liabilities, preferred stock and stockholders’ equity	46,948	45,836

American Electric Technologies, Inc
1250 Wood Branch Park Drive
Houston, Texas77096
713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings , Including Net Equity Income from Foreign Joint Ventures, Before Interest,

Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(In thousands)

	Three months ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Net Income (loss) attributable to common stockholders	$494	$592	$1,653
Add:
Dividends on redeemable preferred stock	86	86	85
Depreciation and amortization	232	252	186
Interest expense and other, net	12	(129)	16
Provision for income taxes	—	(32)	255

EBITDA	$824	$769	$2,195

(1)	The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2013 10-K which was filed on March 28, 2014.

Investor Contact:

American Electric Technologies, Inc.

Andrew L. Puhala

713-644-8182

investorrelations@aeti.com

Media Contact:

Molly LeCronier

Ward Creative Communications

713.869.0707

mlecronier@wardcc.com